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                                CREDIT AGREEMENT

                                  BY AND AMONG

                             HAWAIIAN HOLDINGS, INC.

                             AS PARENT AND GUARANTOR

                                       AND

                             HAWAIIAN AIRLINES, INC.

                                  AS BORROWER,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                            DATED AS OF JUNE 2, 2005

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                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of June 2,
2005, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the
"Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), and HAWAIIAN
HOLDINGS, INC., a Delaware corporation ("Parent"), and HAWAIIAN AIRLINES, INC., a Delaware corporation ("Borrower").

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term
"financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes"
and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words
"hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this
Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan
Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees
(severally, not jointly or jointly and severally) to make advances ("Advances")
to Borrower in an amount at any one time outstanding not to exceed such Lender's
Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver
Amount less the Letter of Credit Usage at such time, or (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.

          (b) Anything to the contrary in this Section 2.1 notwithstanding,
Agent shall have the right to establish reserves against the Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted
Discretion shall deem necessary or appropriate, including reserves with respect to (i) sums that Borrower is required to pay by any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay (after giving effect to any applicable grace periods set forth in this Agreement or any other Loan Document), and (ii) amounts owing by Parent,
Borrower, or Borrower's Subsidiaries to any Person to the extent secured by a
Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the
Collateral, provided that the Agent shall not (x) impose reserves in respect of
Dilution other than the EA Dilution Reserve or the MA Dilution Reserve or (y)
establish any reserve that is duplicative of a reserve that has already been established.

          (c) So long as no Event of Default has occurred and is continuing or would result therefrom, Borrower has the option, upon not less than 10 days prior written notice to Agent, to reduce the Maximum Revolver Amount by
$5,000,000 once during the term of this Agreement. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this
Agreement, reborrowed at any time during the term of this Agreement.

     2.2 TERM LOAN.

          (a) Subject to the terms and conditions of this Agreement, on the
Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term
Loan") to Borrower in an amount equal to such Lender's Pro Rata Share of the
Term Loan Amount. The principal of the Term Loan shall be repaid on the following dates and in the following amounts:

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                   Date                      Installment Amount
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             September 1, 2005                   $2,083,333
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             December 1, 2005                    $2,083,333
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               March 1, 2006                     $2,083,333
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               June 1, 2006                      $2,083,333
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             September 1, 2006                   $2,083,333
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             December 1, 2006                    $2,083,333
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               March 1, 2007                     $2,083,333
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               June 1, 2007                      $2,083,333
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             September 1, 2007                   $2,083,333
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             December 1, 2007                    $2,083,333
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               March 1, 2008                     $2,083,333
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               June 1, 2008                      $2,083,333
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          (b) The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earliest of (i)
the Maturity Date, (ii) the date of the acceleration of the Term Loan in accordance with the terms hereof, and (iii) the date of termination of this
Agreement pursuant to Section 8.1(c). All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

          (c) Borrower has the option, at any time, upon not less than 10 days prior written notice to Agent, to prepay all or any portion of the Term Loan.
Each such prepayment of the Term Loan shall be applied pro rata against the remaining installments of the principal of the Term Loan. Any principal amount of the Term Loan that is repaid or prepaid pursuant to the provisions of this
Agreement may not be reborrowed.

     2.3 BORROWING PROCEDURES AND SETTLEMENTS.

          (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless
Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b)
below, such notice must be received by Agent no later than 10:00 a.m.
(California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding
Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business
Day prior to the date that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

          (b) MAKING OF SWING LOANS. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last
Settlement Date plus the amount of the requested Advance does not exceed
$5,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a
Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an
Advance in the amount of such Borrowing (any such Advance made solely by Swing
Lender pursuant to this Section 2.3(b) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to
Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing
Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i)
one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
(ii) the requested Borrowing would exceed the Availability on such Funding Date.
Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding
Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by the Agent's Liens, constitute

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Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

          (c) MAKING OF LOANS.

               (i) In the event that Swing Lender is not obligated to make a
Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to
Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m.
(California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m.
(California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's
Designated Account; provided, however, that, subject to the provisions of
Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested
Borrowing would exceed the Availability on such Funding Date.

               (ii) Unless Agent receives notice from a Lender prior to 9:00
a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of
Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error.
If such amount is so made available, such payment to Agent shall constitute such
Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the
Funding Date, Agent will notify Borrower of such failure to fund and, within 2
Business Days of a demand by Agent, Borrower shall pay such amount to Agent for
Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other
Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the
Advance to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting
Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of
Default had occurred and is continuing (and to the extent such Defaulting
Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to
Borrower. Subject to the foregoing, Agent may hold and, in its Permitted
Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall

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remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting
Lender shall constitute a material breach by such Defaulting Lender of this
Agreement and shall entitle Agent at its option to arrange for a substitute
Lender to assume the Commitment of such Defaulting Lender; provided, however, that in the absence of notification by Agent to Borrower that Agent has arranged for a substitute Lender, Borrower may, at its option, upon written notice to
Agent, arrange for a substitute Lender to assume the Commitment of such
Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.
In connection with the arrangement of such a substitute Lender, the Defaulting
Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the
Lender Groups' or Borrower's rights or remedies against any such Defaulting
Lender arising out of or in relation to such failure to fund.

          (d) PROTECTIVE ADVANCES AND OPTIONAL OVERADVANCES.

               (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default or at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its
Permitted Discretion, deems necessary or desirable to preserve or protect the
Collateral, or any portion thereof, or (B) after the occurrence and during the continuance of an Event of Default, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (unless such amounts are the subject of a
Permitted Protest) (any of the Advances described in this Section 2.3(d)(i)
shall be referred to as "Protective Advances").

               (ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either
Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $2,500,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender
Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender
Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver
Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In such circumstances, if any
Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. Each
Lender

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with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional
Overadvances made as permitted under this Section 2.3(d)(ii), and any
Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

               (iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or
Overadvance shall be eligible to be a LIBOR Rate Loan and all payments on the
Protective Advances shall be payable to Agent solely for its own account. The
Protective Advances and Overadvances shall be repayable on demand, secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing
Lender, and the Lenders and are not intended to benefit Borrower in any way.

               (iv) Notwithstanding anything to the contrary contained in this
Agreement, the aggregate amount of Protective Advances and Overadvances outstanding under this Agreement shall not exceed, at any one time, $3,500,000 without the consent of all Lenders.

          (e) SETTLEMENT. It is agreed that each Lender's funded portion of the
Advances is intended by the Lenders to equal, at all times, such Lender's Pro
Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent,
Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this
Agreement and the other Loan Documents, settlement among the Lenders as to the
Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) Agent shall request settlement ("Settlement") with the
Lenders on a weekly basis, or on a more frequent basis if so determined by Agent
(1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2)
for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrower's or its Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested
Settlement (the date of such requested Settlement being the "Settlement Date").
Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(b)(iii)): (y) if a Lender's balance of the
Advances (including Swing Loans and Protective Advances) exceeds such Lender's
Pro Rata Share of the Advances (including Swing Loans and Protective Advances)
as of a Settlement Date, then Agent shall, by no later than 12:00 p.m.
(California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender's balance of the Advances
(including Swing Loans and Protective Advances) is less than such Lender's Pro
Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time)
on the Settlement Date transfer in immediately available funds to the Agent's
Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances
(including Swing Loans and Protective Advances). Such amounts made available to
Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                                      -6-

               (ii) In determining whether a Lender's balance of the Advances,
Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Protective
Advances as of a Settlement Date, Agent shall, as part of the relevant
Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by
Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, Agent, to the extent no
Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this
Agreement would be applied to the reduction of the Advances, for application to
Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date,
Collections of Parent, Borrower, or Borrower's Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's
Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the
Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding
Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the
Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender
(subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this
Agreement on the daily amount of funds employed by Swing Lender, Agent, or the
Lenders, as applicable.

          (f) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing
Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

          (g) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any
Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

     2.4 PAYMENTS.

          (a) PAYMENTS BY BORROWER.

               (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m.
(California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made
(or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the

                                      -7-

Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (b) APPORTIONMENT AND APPLICATION.

               (i) Except as otherwise provided with respect to Defaulting
Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or
Obligation to which a particular fee relates. All payments shall be remitted to
Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows (provided that so long as no Event of Default has occurred and is continuing, Agent shall be entitled to apply the proceeds of
Collections to reduce the balance of the Advances outstanding):

                    (A) first, ratably to pay any Lender Group Expenses then due to Agent or any of the Lenders under the Loan Documents, until paid in full,

                    (B) second, ratably to pay any fees or premiums then due to
Agent or any of the Lenders under the Loan Documents until paid in full,

                    (C) third, to pay interest due in respect of all Protective
Advances until paid in full,

                    (D) fourth, to pay the principal of all Protective Advances until paid in full,

                    (E) fifth, ratably to pay interest due in respect of the
Advances (other than Protective Advances), the Swing Loans, and the Term Loan
until paid in full,

                    (F) sixth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the
Term Loan until paid in full,

                    (G) seventh, to pay the principal of all Swing Loans until paid in full,

                    (H) eighth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                    (I) ninth, if an Event of Default has occurred and is
continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing
Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage,

                    (J) tenth, if an Event of Default has occurred and is
continuing, to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term
Loan is paid in full,

                    (K) eleventh, if an Event of Default has occurred and is
continuing, to pay any other Obligations, and

                    (L) twelfth, to Borrower (to be wired to the Designated
Account) or such other Person entitled thereto under applicable law.

                                      -8-

               (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

               (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iv) For purposes of Section 2.4(b)(i), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency
Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other
Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

          (c) MANDATORY PREPAYMENTS.

               (i) Immediately upon any voluntary or involuntary sale or
disposition of property or assets of Parent (other than Stock owned by Parent that is not the Stock of Borrower or any of Borrower's Subsidiaries), Borrower,
or any of Borrower's Subsidiaries (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions),
Borrower shall prepay the outstanding principal balance of the Term Loan in accordance with Section 2.4(d) in an amount equal to 100% of the Net Cash
Proceeds in excess of $250,000 per year received by all such Persons, in the aggregate, in connection with such sales or dispositions; provided that, so long as (A) no Event of Default shall have occurred and is continuing, (B) Borrower shall have given Agent prior written notice of Parent's, Borrower, or Borrower's
Subsidiaries' intention to apply such Net Cash Proceeds to the costs of replacement of the properties or assets which are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Parent and Borrower and its Subsidiaries, (C) such Net Cash
Proceeds are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) Parent, Borrower, and Borrower's
Subsidiaries complete such replacement, repair, purchase or construction within
180 days after the initial receipt of such Net Cash Proceeds (or enter into a commitment for such replacement, repair, purchase or construction within 180 days after the initial receipt of such Net Cash Proceeds so long as such replacement, purchase, or construction is completed within 270 days after the initial receipt of such Net Cash Proceeds), Parent, Borrower and Borrower's
Subsidiaries shall have the option to apply such Net Cash Proceeds to the costs of replacement or repair of the property or assets which are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Parent, Borrower, and Borrower's Subsidiaries unless and to the extent that (x) such applicable period shall have expired without such replacement, repair, purchase or construction being made or completed or
(y) any Event of Default occurs and is continuing (and in the case of either (x)
or (y), any amounts remaining in the cash collateral account shall be paid to
Agent and applied as set forth above). Nothing contained in this subclause (i)
shall permit Parent, Borrower, or any of Borrower's Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with
Section 6.4.

               (ii) After the occurrence and during the continuation of an Event of Default, and immediately upon the receipt by Parent, Borrower, or any of
Borrower's Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal balance of the Term Loan in accordance with clause (d)
below in an amount equal to 100% of such Extraordinary Receipts, net of any fees, commissions, and

                                      -9-

expenses incurred (including taxes paid, payable, or estimated to be payable) in collecting or receiving such Extraordinary Receipts.

               (iii) Immediately upon the issuance or incurrence by Parent,
Borrower or any of their respective Subsidiaries of any Indebtedness permitted under Section 6.1(k), to the extent that such Indebtedness is incurred on or after January 1, 2006, Borrower shall prepay the outstanding principal balance of the Term Loan in accordance with clause (d) below, in an amount equal to 100%
of the Net Cash Proceeds of such Indebtedness.

          (d) APPLICATION OF PAYMENTS. Each such prepayment of the Term Loan pursuant to Sections 2.4(c)(i), 2.4(c)(ii) or 2.4(c)(iii) hereof shall be applied against the remaining installments of principal of the Term Loan in the inverse order of their maturity.

     2.5 OVERADVANCES. If, at any time or for any reason, the amount of
Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or
Section 2.12 is greater than any of the limitations set forth in Section 2.1 or
Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by
Agent to reduce the Obligations in accordance with the priorities set forth in
Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations
(including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan
Documents.

     2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND
CALCULATIONS.

          (a) INTEREST RATES. Except as provided in clause (c) below, all
Obligations (except for undrawn Letters of Credit) that have been charged to the
Loan Account pursuant to the terms hereof shall bear interest on the Daily
Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii)
otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

          The foregoing notwithstanding, at no time shall any portion of the
Obligations bear interest on the Daily Balance thereof at a per annum rate less than 5.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

          (b) LETTER OF CREDIT FEE. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.0% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

          (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

               (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

               (ii) the Letter of Credit fee provided for in Section 2.6(b)
shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

          (d) PAYMENT. Except as provided to the contrary in Section 2.11 or
Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest and fees (when due

                                      -10-

and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan) to the Loan Account, which amounts thereafter shall constitute
Advances hereunder and shall accrue interest at the rate then applicable to
Advances that are Base Rate Loans, provided, however, that so long as no Event of Default has occurred and is continuing, Agent shall not be authorized to charge the Loan Account for any such payment until Agent has provided Borrower with notice that such payment is due and such payment is not received by Agent within 2 Business Days after the date that such notice is provided (it being understood that nothing in the foregoing proviso shall affect the date that such payment is due and payable). Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.

          (e) COMPUTATION. All interest and fees chargeable under the Loan
Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this
Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 CASH MANAGEMENT.

          (a) Parent and Borrower shall and Borrower shall cause each of its
Subsidiaries to (i) establish on the Closing Date cash management services of a type and on terms satisfactory to the Required Lenders and maintain from and after the Closing Date cash management services of a type and on terms similar to those cash management services established on the Closing Date (it being understood that the cash management services established on the Closing Date are satisfactory to the Required Lenders), at one or more of the banks set forth on
Schedule 2.7(a) (each a "Cash Management Bank"), (ii) request in writing and otherwise take such reasonable steps to ensure that all of its and its
Subsidiaries' Account Debtors and Credit Card Processors forward payment of the amounts owed by them directly to such Cash Management Bank, and (iii) deposit or cause to be deposited promptly, and in any event no later than the first
Business Day after the date of receipt thereof, all of their Collections
(including those sent directly by their Account Debtors and Credit Card
Processors to Parent, Borrower, or one of Borrower's Subsidiaries) into a bank account in Parent's, Borrower's, or such Subsidiary's name (a "Cash Management
Account") at one of the Cash Management Banks.

          (b) Each Cash Management Bank shall establish and maintain Cash
Management Agreements with Agent, Parent, Borrower, and Borrower's Subsidiaries.
Each such Cash Management Agreement shall provide, among other things, that (i)
the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Parent, Borrower, or Borrower's Subsidiaries, as applicable,
(ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) from and after the date that the Cash Management Bank receives written notification from Agent, the Cash

                                      -11-

Management Bank will forward, by daily sweep, all amounts in the applicable Cash
Management Account to the Agent's Account. Agent agrees that it shall not provide such written notification to the Cash Management Bank unless and until either of the following events (each, a "Triggering Event") has occurred: (A) an
Event of Default has occurred and is continuing, or (B) Excess Availability plus
Qualified Cash is less than (i) $50,000,000 at any time during the period from and after the date of the execution and delivery of this Agreement up to (but not including) the date that is the first anniversary of the Closing Date, and
(ii) $40,000,000 at any time thereafter. Once a Triggering Event has occurred,
Agent shall be free to exercise its right to issue such notice and the subsequent elimination, cure, or waiver of such Triggering Event shall not eliminate the effectiveness of such notice.

          (c) Schedule 2.7(c) sets forth all of Parent's, Borrower's and each of
Borrower's Subsidiaries' Credit Card Processors. Parent and Borrower shall establish and maintain (and Borrower shall cause its Subsidiaries that receive
Collections through credit card charges to establish and maintain) Credit Card
Agreements with Agent and each Credit Card Processor. Each such Credit Card
Agreement shall provide, among other things, that each such Credit Card
Processor shall transfer all proceeds of credit card charges for sales by
Parent, Borrower, or such Subsidiary, as applicable, received by it (or other amounts payable by such Credit Card Processor) into a Cash Management Account on a daily basis. Neither Parent, Borrower, nor any Subsidiary of Borrower may
change the designation of a Cash Management Account in any Credit Card Agreement
as the Deposit Account to which all such proceeds must be transferred without the prior written consent of Agent, and neither Parent, Borrower, nor any
Subsidiary of Borrower shall cause the proceeds of credit card charges to be transferred to any Deposit Account other than a Cash Management Account.

          (d) So long as no Event of Default has occurred and is continuing,
Borrower may amend Schedule 2.7(a) or Schedule 2.7(c) to add or replace a Cash
Management Bank, Cash Management Account, or Credit Card Processor; provided, however, that (i) prior to the time of the opening of such Cash Management
Account, Parent, Borrower (or Borrower's Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a
Cash Management Agreement, and (ii) prior to adding or replacing such Credit
Card Processor, Parent, Borrower (or Borrower's Subsidiary, as applicable) and such prospective Credit Card Processor shall have executed and delivered to
Agent a Credit Card Agreement.

          (e) Each Cash Management Account shall be subject to a Control
Agreement.

     2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash
Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by
Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the
Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a
Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

     2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the
Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the
Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the
Lenders hereunder. Unless otherwise specified in writing by Borrower, any
Advance, Protective Advance, or Swing Loan requested by Borrower and made by
Agent or the Lenders hereunder shall be made to the Designated Account.

                                      -12-

     2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, all Advances (including
Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing
Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan
Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan
Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between
Borrower and the Lender Group unless, within 30 days after receipt thereof by
Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 FEES. Borrower shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

     2.12 LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this Agreement, the Issuing
Lender agrees to issue letters of credit for the account of Borrower (each, an
"L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower.
Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an
Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.
Each such request shall be in form satisfactory to the Issuing Lender in its
Permitted Discretion and shall specify (i) the amount of such Letter of Credit,
(ii) the date of issuance, amendment, renewal, or extension of such Letter of
Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding
Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the
Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C
Undertaking. The Issuing Lender shall have no obligation to issue a Letter of
Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

               (ii) the Letter of Credit Usage would exceed $15,000,000, or

               (iii) the Letter of Credit Usage would exceed the Maximum
Revolver Amount less the outstanding amount of Advances.

          Borrower and the Lender Group acknowledge and agree that certain
Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and
corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in
Dollars. If Issuing Lender is obligated to advance funds under a Letter of
Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing
Lender by paying to Agent

                                      -13-

an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00
a.m., California time, on such date, or, if such notice has not been received by
Borrower prior to such time on such date, then not later than 11:00 a.m.,
California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans unless and until converted to a LIBOR Rate Loan. To the extent an L/C
Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from
Borrower pursuant to this paragraph, Agent shall distribute such payment to the
Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(b) to reimburse the Issuing Lender, then to such Lenders and the
Issuing Lender as their interests may appear.

          (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such
Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver
Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the
Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing
Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the
Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to
Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this
Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender
Rate until paid in full.

          (c) Borrower hereby agrees to indemnify, save, defend, and hold the
Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing
Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing
Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the
Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require
Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer.
Borrower hereby agrees to indemnify, save, defend, and

                                      -14-

hold the Lender Group harmless with respect to any loss, cost, expense
(including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

          (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of
Credit and the related application.

          (e) Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be
Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .525% per annum times the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time (if and to the extent that the
Underlying Issuer changes such issuance charge generally with respect to its customers), and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

          (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the
Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any
Governmental Authority or monetary authority including, Regulation D of the
Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the
Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender
Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate
Loans hereunder. The determination by Agent of any amount due pursuant to this
Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR OPTION.

          (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option
(the "LIBOR Option") to have interest on all or a portion of the Advances or the
Term Loan be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the
Interest Period applicable thereto (provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the

                                      -15-

applicable Interest Period and on the last day of such Interest Period), (ii)
the date on which an Event of Default occurs, or (iii) the date on which this
Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR
Option with respect thereto, the interest rate applicable to such LIBOR Rate
Loan automatically shall convert to the rate of interest then applicable to Base
Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, (x) Borrower no longer shall have the option to request that Advances or the Term Loan bear interest at a rate based upon the
LIBOR Rate, and (y) Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder, provided that Borrower shall not be obligated for any loss, cost, or expense incurred by Agent or any Lender as a result of any such conversion by
Agent.

          (b) LIBOR ELECTION.

               (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR
Option by notifying Agent prior to 11:00 a.m. (California time) at least 3
Business Days prior to the commencement of the proposed Interest Period (the
"LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period
pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by
Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR
Notice received by Agent prior to 5:00 p.m. (California time) on the same day).
Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on
Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest
Period applicable thereto (including as a result of an Event of Default but excluding as a result of any mandatory prepayment required to be made pursuant to Section 2.4(c)), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (except as provided in
Section 2.13(a)(y)), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate
Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest
Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period,
Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than 10 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR
Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

          (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time;
provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment (except as provided in Section
2.13(b)(ii)(a)) through the required application by Agent of proceeds of
Borrower's and its Subsidiaries' Collections in accordance with Section 2.4(b)
or for any other reason, including early termination of the term of this
Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof,

                                      -16-

Borrower shall indemnify, defend, and hold Agent and the Lenders and their
Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

          (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

               (i) The LIBOR Rate may be adjusted by Agent with respect to any
Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period and that
(A) are applied generally to borrowers of such Lender, and (B) have not been reimbursed by Borrower pursuant to Section 2.14, including changes in tax laws
(except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the
Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected
Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section
2.13(b)(ii)).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such
Lender shall give notice of such changed circumstances to Agent and Borrower and
Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the
Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to
Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR
Option until such Lender determines that it would no longer be unlawful or impractical to do so.

          (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, is required actually to acquire eurodollar deposits to fund or otherwise match fund any
Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental
Authority charged with the administration thereof, or (ii) compliance by such
Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such
Lender may notify Borrower and Agent thereof. Following receipt of such notice,
Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation

                                      -17-

was based (which statement shall be deemed true and correct absent manifest error); provided, however, that Borrower shall not be required to compensate such Lender pursuant to this Section 2.14 for such reduction of rate of return of capital incurred more than 180 days prior to the date that such Lender delivers such statement. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15 REGISTERED NOTES. Agent agrees to record each Advance, Letter of
Credit, and Term Loan on the Register referenced in Section 13.1(h). Each
Advance, Letter of Credit, and Term Loan recorded on the Register (each a
"Registered Loan") may not be evidenced by promissory notes other than
Registered Notes (as defined below). Upon the registration of any Advance,
Letter of Credit, and Term Loan, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 13.1(h) (a "Registered Note"), payable to the order of such
Lender and otherwise duly completed, provided that any Registered Note issued to evidence Advances shall be issued in the principal amount of the applicable
Lender's Commitment. Once recorded on the Register, each Advance may not be removed from the Register so long as it remains outstanding, and a Registered
Note may not be exchanged for a promissory note that it is not a Registered
Note.

     2.16 SECURITIZATION. Each of Borrower and each Guarantor hereby acknowledges that the Lenders and each of their Affiliates and Related Funds may sell or securitize the Borrowings (a "Securitization") through the pledge of the
Borrowings as collateral security for loans to such Lenders or their Affiliates or Related Funds or through the sale of the Borrowings or the issuance of direct or indirect interests in the Borrowings, which loans to such Lenders or their
Affiliates or Related Funds or direct or indirect interests will be rated by
Moody's, Standard & Poor's or one or more other rating agencies (the "Rating
Agencies"). Each of Borrower and each Guarantor shall use commercially reasonable efforts to cooperate with such Lenders and their Affiliates and
Related Funds to effect the Securitization, including by (a) amending this
Agreement and the other Loan Documents, (b) executing such additional documents, as reasonably requested by such Lenders in order to effect the Securitization, provided that (i) any such cooperation, amendment, or additional documentation does not impose any additional costs (other than de minimis costs) on Borrower or any Guarantor, (ii) any such amendment or additional documentation does not materially adversely affect the rights, or increase the obligations, of Borrower or any Guarantor under the Loan Documents or change or affect in a manner adverse to Borrower or any Guarantor the financial terms of the Borrowings or add more restrictive covenants or defaults, and (iii) such amendment or additional documentation does not require Borrower or any Guarantor to (x) take any action which would be illegal or would breach any contractual obligation of
Borrower or any Guarantor existing prior to the Closing Date or (y) indemnify any Person other than the Agent and the Lenders, (c) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Borrowings or the Securitization, and (d) providing in connection with any rating of the Borrowings a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates and Related Funds, any of the Rating Agencies, or
any party providing credit support or otherwise participating in the
Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Securitization Liabilities") to which such
Lenders or any of their Affiliates or Related Funds, or such Securitization
Parties, may become subject insofar as the Securitization Liabilities arise out of or are based upon a breach of the representation and warranty contained in
Section 4.18 (as if such representation or warranty were made to the best of
Borrower's and each Guarantor's knowledge), and (ii) agreeing to reimburse such
Lenders and their Affiliates and Related Funds, and such Securitization Parties, for any legal or other expenses reasonably incurred by such Persons in connection with defending the Securitization Liabilities.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such

                                      -18-

initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

     3.2 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the
Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

          (a) the representations and warranties of Borrower and each Guarantor contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

          (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, Agent, or any Lender; and

          (d) the results of operations or the financial condition of Borrower and Borrower's Subsidiaries, taken as a whole, shall not materially and adversely differ from the projected results of operations or the financial condition of Borrower set forth in the Projections of Borrower delivered to
Agent on or about the Closing Date.

     3.3 TERM. This Agreement shall continue in full force and effect for a term ending on June 2, 2008 (the "Maturity Date"). The foregoing notwithstanding, the
Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.4 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Parent, Borrower, or
Borrower's Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender
Group's obligations to provide additional credit hereunder have been terminated.
When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at
Borrower's sole expense, execute and deliver any termination statements, Lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and Liens previously filed by Agent with respect to the Obligations.

     3.5 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 45 days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent, in cash, the Obligations
(including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105%
of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender) in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall

                                      -19-

terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the
Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, on the date set forth as the date of termination of this Agreement in such notice.

4.   REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lender Group to enter into this Agreement, each of Borrower and each Guarantor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete (in all material respects, to the extent not already so qualified), as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     4.1 NO ENCUMBRANCES. Parent, Borrower, and Borrower's Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, if any, in each case, free and clear of Liens except for Permitted Liens.

     4.2 ELIGIBLE ACCOUNTS. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is, as of the date so identified (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of
Borrower's business, (b) owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     4.3 SPARE PARTS.

          (a) Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Spare Parts. Full legal and beneficial ownership to all Spare Parts are held by Borrower, free and clear of all Liens in the case of Spare Parts identified by Borrower as an Eligible Spare
Part in the most recent Borrowing Base Certificate submitted to Agent and free and clear of all Liens other than Permitted Liens in the case of all other Spare
Parts. Neither Parent nor any Subsidiaries of Borrower has or will have any ownership, title, Lien or other interest in any Spare Part.

          (b) Each Rotable and Expendable that is identified by Borrower as an
Eligible Spare Part in the most recent Borrowing Base Certificate submitted to
Agent is, as of the date of such Borrowing Base Certificate (i) of good and merchantable quality, free from defects, serviceable in accordance with
Borrower's Maintenance Program and its manufacturer's recommendations and limits, in good operating condition and ready for immediate use or operation in accordance with Borrower's Maintenance Program and has all serviceability tags applicable thereto and all related applicable back to birth records and all other documents required by Borrower's Maintenance Program, (ii) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Spare Parts, and (iii) accurately described in such
Borrowing Base Certificate (including by manufacturer's serial number or manufacturer's part number, as applicable, if a serialized Spare Part and location).

          (c) Except to the extent expressly permitted by Section 5.17(b), the
Spare Parts of Borrower are in the possession and control of Borrower, held for use in Borrower's business, and only located at the locations identified on
Schedule 4.3 (as such Schedule may be updated pursuant to Section 5.17(b)).

                                       20

          (d) Schedule 1.1(S) of the Engine and Spare Parts Security Agreement
contains a true and complete summary description by type and location of all of the Spare Parts owned by Borrower that are located in the United States (other than Spare Parts that are specifically excluded from Schedule 1.1(S) pursuant to the terms of the Engine and Spare Parts Security Agreement) as of each date that this representation and warranty is given. The Spare Parts on such Schedule
1.1(S) are covered by Warranties applicable thereto that are at least as extensive as the warranties that are maintained by similarly situated businesses in accordance with industry practice, and such Warranties are transferable at least to the extent that similar warranties are transferable (without the consent of any other Person) in accordance with industry practice. The Spare
Parts located in the United States are primarily maintained for the purposes of installing such Spare Parts on Aircraft, Engines, Propellers, or Appliances
operated by Borrower.

          (e) Borrower possesses all necessary certificates, permits, rights, authorizations and concessions and consents which are material to the repair, refurbishment or overhaul of any of the Spare Parts (to the extent Borrower performs any of such actions) or to the maintenance, use, operation, or sale of any of the Spare Parts.

          (f) Borrower uses, stores, maintains, overhauls, repairs and refurbishes (or causes a duly authorized FAA repair station to maintain, overhaul, repair and refurbish) all Spare Parts and maintains books and records with respect thereto in compliance with the material requirements of applicable law (including the provision of FAA serviceability tags where applicable) and with the Borrower's Maintenance Program, except for such requirements of applicable law the validity or applicability of which are being protested by
Borrower so long as (i) such protest is instituted promptly and prosecuted diligently by Borrower in good faith, (ii) there is no material risk of any sale, forfeiture, or loss of any Spare Part or diminution in value of any Spare
Part as a result of such contest, (iii) there is no risk of any criminal liability, or any material civil liability, for Borrower, Agent, or any of the
Lenders as a result of such contest, (iv) Agent is satisfied that while such contest is pending, there is no impairment of the enforceability, validity, or priority of any of the Agent's Liens on the Spare Parts, and (v) there is no material risk of any adverse affect on the ownership interest of Borrower in such Spare Part.

     4.4 EQUIPMENT OTHER THAN SPARE PARTS. Except to the extent expressly permitted by Section 5.9, the Ground Equipment and each other material item of
Borrower's Equipment (other than Spare Parts, which are addressed in Section
4.3) are (a) in the possession and control of Borrower, (b) used or held for use in Borrower's business, (c) are in good working order, and (d) are only located at the locations identified on Schedule 4.4 (as such Schedule may be updated pursuant to Section 5.9(a)).

     4.5 [INTENTIONALLY OMITTED].

     4.6 [INTENTIONALLY OMITTED].

     4.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE;
ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

          (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Parent, Borrower, and each of Borrower's
Subsidiaries is set forth on Schedule 4.7(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

          (b) The chief executive office of Parent, Borrower, and each of
Borrower's Subsidiaries is located at the address indicated on Schedule 4.7(b)
(as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9).

          (c) Parent's, Borrower's, and each of Borrower's Subsidiaries'
organizational identification numbers, if any, are identified on Schedule 4.7(c)
(as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

                                      -21-

          (d) As of the Closing Date, Parent, Borrower's, and Borrower's
Subsidiaries do not hold any commercial tort claims, except as set forth on
Schedule 4.7(d).

     4.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Each of Borrower and each Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

          (b) [Intentionally Omitted].

          (c) Set forth on Schedule 4.8(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of Borrower and each of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii)
the number of shares of each class of common and preferred Stock authorized for
Borrower and each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by
Parent (in the case of Borrower) or Borrower (in the case of such Subsidiaries), as applicable. All of the outstanding capital Stock of Borrower and each such
Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule 4.8(c), there are no
subscriptions, options, warrants, or calls relating to any shares of Borrower's or Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. None of Parent,
Borrower, or any of Borrower's Subsidiaries is subject to any obligation
(contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's or Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     4.9 DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution, delivery, and performance by Borrower of this
Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

          (b) The execution, delivery, and performance by Borrower of this
Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any
material order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute
(with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of
Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

          (c) Other than the filing of financing statements, the recordation of the mortgages (if any), the recordation of the Engine and Spare Parts Security
Agreement, and other filings or actions necessary to perfect Liens granted to
Agent in the Collateral, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

          (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of
Borrower, enforceable against Borrower in accordance with their

                                      -22-

respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          (f) The execution, delivery, and performance by each Guarantor of the
Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

          (g) The execution, delivery, and performance by each Guarantor of the
Loan Documents to which it is a party do not and will not (i) violate any provision of material federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any material order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute
(with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any
Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

          (h) Other than the filing of financing statements, the recordation of the mortgages (if any), the recordation of the Engine and Spare Parts Security
Agreement, and other filings or actions necessary to perfect Liens granted to
Agent in the Collateral, the execution, delivery, and performance by each
Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

          (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such
Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     4.10 LITIGATION. Other than those matters disclosed on Schedule 4.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent, threatened against
Parent, Borrower, or any of Borrower's Subsidiaries.

     4.11 NO MATERIAL ADVERSE CHANGE.

          (a) All financial statements relating to Parent, Borrower, and
Borrower's Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent's,
Borrower's, and Borrower's Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended.

          (b) Neither the results of operations nor the financial condition of
Borrower and Borrower's Subsidiaries, taken as a whole, materially and adversely differ from the projected results of operations and the financial condition of
Borrower set forth in the Projections of Borrower delivered to Agent on or about the Closing Date. There is no material impairment of Parent's, Borrower's, or
Borrower's Subsidiaries ability to perform their obligations under the Loan
Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral. There is no material impairment of the enforceability or priority of the Agent's Liens with respect to the
Collateral as a result of an action or failure to act on the part of Parent,
Borrower, or Borrower's Subsidiaries.

                                      -23-

     4.12 FRAUDULENT TRANSFER.

          (a) Each of Parent, Borrower, and each of Borrower's Subsidiaries is
Solvent.

          (b) No transfer of property is being made by Parent, Borrower, or
Borrower's Subsidiaries and no obligation is being incurred by Parent, Borrower, or Borrower's Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent, Borrower, or Borrower's
Subsidiaries.

     4.13 EMPLOYEE BENEFITS. Schedule 4.13 sets forth each Benefit Plan. Except as otherwise set forth in Schedule 4.13, which may be updated pursuant to the requirements of Section 14.1: (i) each Benefit Plan (and each related trust, insurance contract, or fund) is and has at all times been operated in material compliance with its terms and with all applicable laws, including with out limitation ERISA and the IRC, (ii) each Benefit Plan (and each related trust, if any) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the
IRC, (iii) no Reportable Event has occurred, and to the knowledge of Borrower,
Parent, Borrower's Subsidiaries and all ERISA Affiliates, no Multiemployer Plan
is insolvent or in reorganization other than an insolvency or reorganization that could not reasonably be expected to result in liability in excess of
$1,000,000 or, if less, an amount that could result in a Material Adverse
Change, (iv) there is no Multiemployer Plan, and neither Borrower, Parent, any of Borrower's Subsidiaries nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Foreign Pension Plan, (v) no Benefit Plan has an Unfunded Benefit Liability in excess of $300,000,000 or, if less, an amount that could result in a Material Adverse Change, (vi) no Benefit Plan has
a material "accumulated funding deficiency", within the meaning of Section 412 of the IRC or Section 302 of ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the IRC or Section 303 or 304 of ERISA,
(vii) all contributions (other than de minimis contributions) required to be made with respect to a Benefit Plan have been timely made (including the quarterly contributions required by Section 412 of the IRC at the times specified in such Section), (viii) neither the Borrower, Parent, any of
Borrower's Subsidiaries or any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Benefit Plan or a Multiemployer Plan pursuant to Section 409,
502(i), 502(l), 515, 4062, 4064, 4069, 4201, 4204, or 4212 of ERISA or expects to incur any such material liability under any of the foregoing sections and no condition exists that presents a risk of incurring such material liability; (ix)
no proceedings have been instituted to terminate or appoint a trustee to administer any Benefit Plan (under ERISA), (x) no action, suit, proceeding, hearing, audit, or investigation with respect to the administration, operation, or the investment of assets of any Benefit Plan (other than routine claims for benefits), which could result in the imposition of liability on Borrower,
Parent, any of Borrower's Subsidiaries or any ERISA Affiliate in an amount in excess of $1,000,000, or, if less, an amount that could result in a Material
Adverse Change, is pending, expected or to the knowledge of Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate threatened, (xi) the aggregate liabilities of the Borrower, Parent, Borrower's Subsidiaries and all
ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, based on a computation of withdrawal liability requested and received from each such Multiemployer
Plan, would not exceed $1,000,000 or, if less, an amount that could result in a
Material Adverse Change, (xii) no Lien has been imposed under the IRC or ERISA on the assets of Borrower, Parent, any of Borrower's Subsidiaries or any ERISA
Affiliate, or is likely to arise, on account of any Benefit Plan, (xiii) except as otherwise required by the termination and funding requirements of ERISA and the IRC and any applicable collective bargaining agreements, Borrower, Parent, any of Borrower's Subsidiaries and any ERISA Affiliate may, at any time and without material liability, terminate or cease making contributions to any
"employee benefit plan", within the meaning of Section 3(3) of ERISA, to which such Person maintains or makes (or has any liability to make) contributions, and
(xiv) each group health plan (as defined in Section 607(l) of ERISA or Section
4980B(g)(2) of the IRC) which covers or has covered employees or former employees of Borrower, Parent, any of Borrower's Subsidiaries or any ERISA
Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the
IRC.

                                      -24-

     4.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 4.14 and for other matters that could not reasonably be expected to result in a Material
Adverse Change, (a) to Parent's knowledge, none of Parent's, Borrower's or
Borrower's Subsidiaries' properties or assets has ever been used by Parent, its
Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (b) to Parent's knowledge, none of Parent's, Borrower's or Borrower's Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c)
none of Parent, Borrower, or any of Borrower's Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property operated by Parent, Borrower, or Borrower's Subsidiaries, and (d) none of Parent, Borrower, or Borrower's Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental
Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent, Borrower, or Borrower's Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

     4.15 INTELLECTUAL PROPERTY. Parent, Borrower, and Borrower's Subsidiaries
own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Parent, Borrower, or one of Borrower's
Subsidiaries is the owner or is an exclusive licensee; provided, however, that
Borrower may amend Schedule 4.15 so long as such amendment occurs by written notice to Agent not less than 10 days before the date on which Parent, Borrower, or any Subsidiary of Borrower acquires any such property after the Closing Date.

     4.16 LEASES. Parent, Borrower, and Borrower's Subsidiaries enjoy peaceful and undisturbed possession under all Material Leases, and all Material Leases are valid and subsisting. No default by Parent, Borrower, or Borrower's
Subsidiaries exists and is continuing beyond the applicable grace period under any Material Lease, unless such default is the subject of a Permitted Protest.

     4.17 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 4.17 is a listing of all of Parent's, Borrower, and Borrower's Subsidiaries' Deposit
Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     4.18 COMPLETE DISCLOSURE. All factual information (taken as a whole)
furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents but excluding any information based on or constituting a forecast or projection) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date (after the Closing Date) on which any other
Projections are delivered to Agent, such additional Projections represent
Parent's good faith estimate of its and its Subsidiaries future performance for the periods covered thereby based upon assumptions believed by Parent to be reasonable at the time of the delivery thereof.

     4.19 INDEBTEDNESS. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of Parent, Borrower, and Borrower's Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the
Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness.

                                      -25-

     4.20 AIR CARRIER. Borrower is a Certificated Air Carrier. Borrower
possesses all other necessary certificates, franchises, air carrier and other licenses, permits, rights, authorizations and concessions and consents which are material to the operation of Aircraft operated by it and routes flown by it and the conduct of its business and operations as currently conducted.

     4.21 AIRCRAFT, ENGINES, AND PROPELLERS. As of the Closing Date, neither
Parent nor any of its Subsidiaries owns or has title to any Aircraft, Engines, or Propellers.

     4.22 SLOTS, GATES AND ROUTES.

          (a) Set forth on Schedule 4.22 is a complete and accurate list of all
Slots, Gates, and Routes used, held by, contracted or licensed to, Parent and its Subsidiaries as of the Closing Date.

          (b) Parent, Borrower, and Borrower's Subsidiaries are utilizing the
Slots, Gates and Routes in a manner consistent with applicable contracts governing such Slots, Gates and Routes and applicable laws (including the rules and regulations of the FAA, the DOT or any other Governmental Authority or airport authority) in order to maintain its right to use such Slots, Gates and
Routes and where the failure to so maintain its right to use such Slots, Gates, and Routes would materially impair the Collateral. None of Parent, Borrower, or any of Borrower's Subsidiaries has received any notice from any Governmental
Authority, or is aware of any other event or circumstance, that would be reasonably likely to materially impair, or have a potential adverse effect upon, the utilization of the Slots, Gates and Routes.

     4.23 IRS CLAIM. Set forth on Schedule 4.23 is Borrower's repayment plan as of the Closing Date with respect to the IRS Tax Claim Indebtedness.

5.   AFFIRMATIVE COVENANTS.

          Each of Borrower and each Guarantor covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, each of Borrower and each Guarantor shall, and shall cause each of Parent's
Subsidiaries to do all of the following:

     5.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

     5.2 COLLATERAL REPORTING. Provide Agent with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 5.2.

     5.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Parent agrees that Borrower will not have a fiscal year different from that of Parent.

     5.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to
Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements.

     5.5 INSPECTION. Subject to the reimbursement limitations set forth in the
Fee Letter, permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no
Default

                                      -26-

or Event of Default exists, such inspection (a) shall be with reasonable prior notice to Borrower, and (b) shall not interfere (other than indirectly) with the operation or maintenance of Borrower's Aircraft.

     5.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change), and comply at all times with the provisions of all material leases to which it is a party as lessee, where failure to so comply could reasonably be expected to result in a Material Adverse Change.

     5.7 TAXES. Cause all assessments and taxes (other than assessments or taxes in de minimis amounts), whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent, Borrower, Borrower's
Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a
Permitted Protest. Parent and Borrower will and Borrower will cause its
Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to the Required Lenders indicating that Parent, Borrower, and
Borrower's Subsidiaries have made such payments or deposits.

     5.8 INSURANCE.

          (a) At Borrower's expense, maintain insurance respecting its and its
Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses (including all-risk ground coverage of Spare Parts). Borrower also shall maintain business interruption, public liability, aircraft public liability insurance (including
(i) passenger legal liability, and (ii) if such insurance is then generally carried by major United States air carriers, aircraft war risk and allied perils insurance in accordance with London form AVN52C (as in effect on September 1,
2001 or in accordance with the FAA's Chapter 443 Aviation Insurance Policy as in effect on the date hereof) or its equivalent form reasonably acceptable to the
Required Lenders)), cargo liability insurance, and war risk and allied perils hull (including confiscation, expropriation, nationalization and seizure by a government other than the United States), terrorist and hijacking insurance, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts, against such risks, in such form, and with such insurance companies as are reasonably satisfactory to Required Lenders (it being understood that (x)
the insurance coverage reflected on the certificates of insurance delivered to
Agent on the Closing Date is acceptable to Agent and (y) an insurance company with the same financial strength, credit rating, and debt rating as the financial strength, credit rating, and debt rating, as of the Closing Date, of the insurance company that issues the certificates of insurance on the Closing
Date is acceptable to Agent). All hull and spares ground insurance shall be on an "agreed" value basis without right of replacement. All deductibles shall be in an amount reasonably satisfactory to the Required Lenders (it being understood that the deductibles reflected on the certificates of insurance delivered to Agent on the Closing Date are acceptable to Agent). As soon as practicable after receipt by Borrower thereof, Borrower shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance (except any policy of insurance placed with the FAA) or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice (7 in the case of war risk and allied perils coverage) to Agent in the event of cancellation of the policy for any reason whatsoever.

          (b) Borrower shall give Agent prompt notice of (i) any loss exceeding
$1,000,000 covered by such insurance, and (ii) any cancellation of any policy of insurance placed with the FAA. So long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $500,000.
Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance

                                      -27-

exceeding $500,000, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments, other than liability that results from Agent's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction).

     5.9 EQUIPMENT (OTHER THAN SPARE PARTS)/CHIEF EXECUTIVE OFFICE.

     Keep Borrower's and its Subsidiaries' Equipment (other than Spare Parts, which are addressed in Section 5.17) only at the locations identified on
Schedule 4.4 (and not permit such Equipment to be located at the premises of or otherwise put into the possession or control of any bailee, warehouseman, FAA repair station, servicer, mechanic, vendor, supplier, or other Person) and their chief executive offices only at the locations identified on Schedule 4.7(b);
provided, however, that:

          (a) Borrower may amend Schedule 4.4 or Schedule 4.7(b) to add additional locations so long as (i) such amendment occurs by written notice to
Agent not less than 10 days prior to the date on which such Equipment (other than Spare Parts) is moved to such new location or such chief executive office is relocated, (ii) such new location is within the United States, and (iii) with respect to any Equipment (other than Spare Parts) identified by Borrower as
Eligible Ground Equipment in the most recent Borrowing Base Certificate delivered to Agent, within 90 days after the time of such written notification,
Borrower provides Agent with evidence satisfactory to Agent that Borrower has used its best efforts to obtain a Collateral Access Agreement with respect to such new location (provided, however, that so long as Borrower provides Agent with evidence satisfactory to Agent that Borrower has used its best efforts to obtain a Collateral Access Agreement with respect to such new location, if
Borrower fails to deliver to Agent such Collateral Access Agreement within 90 days of the time of such written notification, no Event of Default shall have occurred and Agent shall have the right to establish a reserve against the
Borrowing Base in an aggregate amount equal to 3 months rent under the lease for each location for which a Collateral Access Agreement has not been delivered);

          (b) so long as such transit is in the ordinary course of Borrower's business, Aircraft, Engines, and Propellers may be in transit between such locations;

          (c) any Equipment that is not Eligible Ground Equipment may be in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person for purposes of repair in the ordinary course of Borrower's business so long as either (i) no Event of Default has occurred and is continuing or would result therefrom, or (ii) no Overadvance is outstanding or would result therefrom and the aggregate value of all such Equipment in the possession of or under the control of all such Persons, in the aggregate, does not exceed $250,000;

          (d) so long as such transit is in the ordinary course of Borrower's business, Borrower may move Equipment (other than Spare Parts) that is not
Eligible Ground Equipment from any location in the United States to any other location in the United States;

          (e) so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such transit is in the ordinary course of
Borrower's business, and (iii) the aggregate value of all Equipment (other than
Spare Parts) moved to all such foreign locations, in the aggregate, does not exceed $100,000, Borrower may move Equipment (other than Spare Parts) that is not Eligible Ground Equipment from any location in the United States to any location outside the United States (including locations outside the United
States where such Equipment is in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person); and

          (f) so long as such transit is in the ordinary course of Borrower's business, Borrower may move Equipment (other than Spare Parts) that is Eligible
Ground Equipment from any location outside the United States to any other location outside the United States.

                                      -28-

     5.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including, without limitation, the rules, regulations standards and policies of the FAA, the DOT and any applicable similar body or Governmental Authority responsible for the regulation of commercial aviation in any applicable jurisdiction or having jurisdiction over the Parent, Borrower, or any of Borrower's
Subsidiaries), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     5.11 LEASES. Pay when due all rents and other amounts payable under any
Material Leases, unless such payments are the subject of a Permitted Protest.

     5.12 EXISTENCE. At all times preserve and keep in full force and effect
Parent's, Borrower's, and Borrower's Subsidiaries valid existence and good standing and any rights and franchises material to their businesses; provided, however, solely as a result of the consummation of a Permitted Merger, the
Person that is not the surviving entity may cease to keep in full force and effect its valid existence and good standing.

     5.13 ENVIRONMENTAL.

          (a) Keep any property either owned or operated by Parent, Borrower, or
Borrower's Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a
Hazardous Material in any reportable quantity, which could reasonably be expected to result in a Material Adverse Change, from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required of
Parent, Borrower, or Borrower's Subsidiaries to abate said release in compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent, Borrower, or Borrower's Subsidiaries,
(ii) commencement of any Environmental Action against or notice that an
Environmental Action will be filed against Parent, Borrower, or Borrower's
Subsidiaries, and (iii) notice of a violation of, citation with respect to, or other administrative order with respect to any Environmental Law which reasonably could be expected to result in a Material Adverse Change.

     5.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business
Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

     5.15 CONTROL AGREEMENTS. Subject to the limitations set forth in Section
6.12, take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to all of its Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights.

     5.16 FORMATION OF SUBSIDIARIES. Within 10 days after the time that Borrower or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower or such
Subsidiary, as applicable, shall (a) cause such new Subsidiary to provide to
Agent a joinder to the Guaranty, and the Security Agreement, together with such other security documents (including (i) mortgages with respect to any Real
Property of such new Subsidiary with a value in excess of $250,000, and (ii) if required by the Security Agreement, an Engine and Spare Parts Security Agreement
and an Aircraft Security Agreement), as well as appropriate financing statements
(and with respect to all property

                                      -29-

subject to a mortgage, fixture filings), all in form and substance satisfactory to the Required Lenders (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to the Required Lenders, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to the Required Lenders, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above
(including policies of title insurance or other documentation with respect to all property with a value in excess of $250,000 subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section
5.16 shall be a Loan Document.

     5.17 SPARE PARTS.

          (a) Keep all Eligible Spare Parts only at Borrower's primary maintenance and operations facility at Honolulu International Airport in fenced areas with readily visible signage indicating that the Spare Parts located at such location are subject to a Lien in favor of Agent.

          (b) Keep all Spare Parts of Borrower not designated as Eligible Spare
Parts only at the locations identified on Schedule 4.3 (and not permit any Spare
Parts to be located at the premises of or otherwise put into the possession or control of any bailee, warehouseman, FAA repair station, servicer, mechanic, vendor, supplier, or other Person), provided that: (i) so long as (A) such amendment occurs by written notice to Agent not less than 20 days prior to the date on which such Spare Part is moved to such new location, and (B) such new location is within the United States, Borrower may amend Schedule 4.3 to add additional locations; (ii) any Spare Part that is not an Eligible Spare Part may be in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person for purposes of repair in the ordinary course of Borrower's business so long as either (x) no Event of Default has occurred and is continuing or would result therefrom, or (y) the aggregate value of all such Spare Parts in the possession of or under the control of all such Persons, in the aggregate, does not exceed
$1,500,000; (iii) so long as such transit is in the ordinary course of
Borrower's business, Borrower may move Spare Parts that are not Eligible Spare
Parts from any location in the United States identified on Schedule 4.3 to any other location in the United States identified on Schedule 4.3; (iv) so long as
(A) no Event of Default has occurred and is continuing or would result therefrom, (B) such transit is in the ordinary course of Borrower's business, and (C) the aggregate value of all Spare Parts moved to all such foreign locations, in the aggregate, does not exceed $2,500,000, Borrower may move Spare
Parts that are not Eligible Spare Parts from any location in the United States identified on Schedule 4.3 to any location outside the United States (including locations outside the United States where such Spare Parts are in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person); and (v) so long as such transit is in the ordinary course of Borrower's business, Borrower may move
Spare Parts that are not Eligible Spare Parts from any location outside the
United States to any other location outside the United States.

          (c) Maintain in effect a Spare Parts Tracking System.

          (d) Maintain all records, logs, serviceability tags and other documents and materials required by applicable law, including the FARs, or by
Borrower's Maintenance Program.

          (e) Not permit any Spare Parts to be leased, sold, exchanged, attached or installed on any Aircraft, Engine, flight simulator, or other Equipment, or otherwise disposed of; provided, however, that (i) so long as no Overadvance is outstanding or would result therefrom, Borrower may sell Spare Parts to other airlines in the ordinary course of Borrower's business, (ii) so long as no
Overadvance is outstanding or would result therefrom, Borrower may attach or install Spare Parts to its Aircraft, Engines, flight simulators, or other
Equipment in the ordinary course of business, and (iii) with respect to Spare
Parts that are not Eligible Spare Parts, pool, exchange, or lease such Spare
Parts pursuant to a parts pooling, parts exchange, or short-term parts leasing agreement which is acceptable to the Required Lenders in their Permitted
Discretion so long as (x) no

                                      -30-

Event of Default has occurred and is continuing or would result therefrom, or
(y) the aggregate value of all such Spare Parts subject to all such agreements, in the aggregate, does not exceed $100,000.

          (f) Each of Parent, Borrower, and Borrower, on behalf of each of its
Subsidiaries, hereby waives any and all rights that it has or may have in the future to assert or claim against Agent or any of the Lenders or any transferee pursuant to the exercise of remedies under any of the Loan Documents, any mechanic's, repairer's, servicer's, storer's or other Lien against any
Collateral, including any Spare Parts. None of Parent, Borrower, or any of
Borrower's Subsidiaries shall permit any Spare Parts to be located at the premises of or otherwise put into the possession or control of any bailee, warehouseman, FAA repair station, servicer, mechanic, vendor, supplier, or similar Person; provided, however, that any Spare Part that is not an Eligible
Spare Part may be in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person to the extent expressly permitted by (but without duplication of)
the proviso to Section 5.17(b)(ii).

     5.18 SLOTS, GATES, AND ROUTES.

          (a) Utilize each of its Slots, Gates, and Routes (or cause to be utilized in case of any sublicence or sublease thereof permitted by this
Agreement) in accordance with applicable contracts governing such Slot, Gate, or
Route and applicable law (including any minimum utilization requirements under the rules and regulations of the FAA, the DOT or of any other Governmental
Authority or airport authority) in order to maintain its right to use such Slot,
Gate, or Route, as applicable, and where the failure to so maintain its right to use such Slot, Gate, or Route, as applicable, would materially impair the value of the Collateral.

          (b) Promptly upon receipt thereof, deliver to Agent copies of (i) each certificate or order relating to each of its Slots, Gates, and Routes or any other material certificates or orders that are issued by the DOT or any applicable Governmental Authority or airport authority, (ii) all filings made by or on behalf of Parent, Borrower, or any of Borrower's Subsidiaries with any
Governmental Authority related to preserving and maintaining the value of any of its Slots, Gates and Routes and (iii) any notices received from any Person notifying Parent, Borrower, or any of Borrower's Subsidiaries of an event or other circumstances that would be reasonably likely to materially impair, or have a potential material adverse effect upon, any of the Slots, Gates or
Routes.

          (c) Parent shall notify Agent not less than 30 days prior to the termination or cessation of operation by Parent, Borrower, or any of Borrower's
Subsidiaries in any Slot or on any Route, if such termination or cessation of operating a Slot or Route is reasonably likely to have a Material Adverse Change on Parent, Borrower, or any of Borrower's Subsidiaries.

     5.19 BENEFIT PLANS. Parent shall provide (or cause to be provided) to Agent
(i) promptly and in any event within 5 Business Days after Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know that, with respect to any Benefit Plan, any ERISA Event or "accumulated funding deficiency" (within the meaning of Section 412 or the IRC or Section 302 of
ERISA) has occurred or that an application has been made to the Secretary of the
Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section
412 of the IRC, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which Borrower, Parent or such
Subsidiary or ERISA Affiliate proposes to take with respect thereto, (ii)
promptly and in any event within 5 Business Days after receipt thereof by
Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate from the
PBGC, copies of each notice received by any of them of the PBGC's intention to terminate any Benefit Plan or to have a trustee appointed to administer any
Benefit Plan, (iii) promptly and in any event within 5 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B
(Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan, (iv) promptly and in any event within 5 Business Days after
Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know that a required installment within the meaning of Section 412 of the IRC has not been made when due with respect to a Benefit Plan, a statement of an Authorized Person describing the failure to make such installment

                                      -31-

and (vi) promptly and in any event within 5 Business Days after receipt thereof by Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any such Person concerning the imposition of withdrawal liability under Section 4202 of ERISA or indicating that a Multiemployer Plan may enter reorganization status under Section 4241 of ERISA. Parent shall timely make (or cause to be timely made) each required contribution (other than a de minimis contribution) with respect to each Benefit Plan (including each quarterly contribution required by Section 412 of the IRC at the time specified in such section) and shall provide (or cause to be provided) to Agent promptly and in any event within 5 Business Days of each such contribution, proof that such contribution was made along with a statement from the Benefit Plan's actuary indicating that such contribution constitutes full and timely payment of all required contributions then due with respect to such Benefit Plan and that there are no past-due contributions outstanding for any Benefit Plan. For purposes of the foregoing sentence only, a contribution that actually is made within 15
Business Days of when it actually was due shall be considered timely made if (i)
the contribution is less than $1,000,000; (ii) the total outstanding past-due contributions with respect to all Benefit Plans (determined without regard to this sentence) do not exceed $1,000,000; and (iii) the PBGC has not perfected a
Lien with respect to any Benefit Plan.

6.   NEGATIVE COVENANTS.

          Each of Borrower and each Guarantor covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, each of Borrower and each Guarantor will not and will not permit any of Parent's
Subsidiaries to do any of the following:

     6.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any
Indebtedness, except:

          (a) Indebtedness evidenced by this Agreement and the other Loan
Documents, together with Indebtedness owed to Underlying Issuers with respect to
Underlying Letters of Credit,

          (b) Indebtedness set forth on Schedule 4.19 and any Refinancing
Indebtedness in respect of such Indebtedness,

          (c) Permitted Purchase Money Indebtedness and any Refinancing
Indebtedness in respect of such Indebtedness,

          (d) endorsement of instruments or other payment items for deposit,

          (e) Indebtedness composing Permitted Investments,

          (f) the incurrence by Parent, Borrower, or Borrower's Subsidiaries of
Indebtedness under any Hedge Agreement that are incurred for the bona fide purpose of hedging (i) interest rate risk with respect to Indebtedness of
Parent, Borrower, or Borrower's Subsidiaries permitted to be incurred under this
Agreement and which will have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby, (ii) currency exchange rate risk in connection with the then existing financial obligations or the acquisition of goods or services and not for purposes of speculation, or (iii)
the cost of fuel to be used in connection with the operations of the Borrower and not for purposes of speculation,

          (g) the Second Lien Indebtedness,

          (h) the IRS Tax Claim Indebtedness so long as the repayment terms of such IRS Tax Claim Indebtedness set forth in the Plan of Reorganization and
Schedule 4.23, are acceptable to the Required Lenders,

          (i) unsecured Indebtedness of Parent evidenced by the Subordinated
Notes,

                                      -32-

          (j) other unsecured Indebtedness of Borrower and Borrower's
Subsidiaries so long as such Indebtedness (i) is permitted by the Second Lien
Credit Agreement, (ii) matures on a date that is at least one year after the
Maturity Date, (iii) no scheduled principal payments, mandatory prepayments of principal, optional prepayments of principal, or any other principal payments in respect of such Indebtedness can be made until the Maturity Date of such
Indebtedness, and (iv) the interest rate is consistent with market terms then existing, or

          (k) Permitted Parent Indebtedness.

     6.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

     6.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

          (a) Other than a Permitted Merger, enter into any merger,
consolidation, reorganization, or recapitalization, or reclassify its Stock,

          (b) Other than as a result of a Permitted Merger, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

          (c) Other than as a result of a Permitted Merger, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, or

          (d) Other than as a result of a Permitted Merger, suspend or go out of a substantial portion of its or their business.

     6.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, the Permitted
Mergers, and Permitted Liens, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Parent's, Borrower's or Borrower's Subsidiaries
assets.

     6.5 CHANGE NAME. Change Parent's, Borrower's, or any of Borrower's
Subsidiaries' name, organizational identification number, state of organization or organizational identity; provided, however, that Parent, Borrower, or any of
Borrower's Subsidiaries may change their names upon at least 10 days prior written notice to Agent of such change and so long as, at the time of such written notification, Parent, Borrower, or Borrower's Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's
Liens.

     6.6 NATURE OF BUSINESS. Make any change in the principal nature of its or their business.

     6.7 PREPAYMENTS AND AMENDMENTS. Except in connection with Refinancing
Indebtedness permitted by Section 6.1,

          (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent, Borrower, or Borrower's Subsidiaries, other than the
Obligations in accordance with this Agreement; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) Parent may prepay the Indebtedness described in Section 6.1(i)
with the Net Cash Proceeds of the Permitted Parent Indebtedness that is incurred on or before December 31, 2005, or a Parent Rights Offering, and (ii) Parent may
prepay the Second Lien Indebtedness with the Net Cash Proceeds of the Permitted
Parent Indebtedness that is incurred on or before December 31, 2005,

          (b) make any mandatory payment (if any) on account of (i) the Second
Lien Indebtedness to the extent prohibited under the Intercreditor Agreement,
(ii) the Indebtedness evidenced by the

                                      -33-

Subordinated Notes to the extent prohibited under the terms of the Subordinated
Notes, or (iii) any other Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the applicable subordination terms and conditions, or

          (c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions (i) the Second Lien Loan Documents (to the extent that such amendment, modification, alteration, increase or change is prohibited under the Intercreditor Agreement), or (ii) any other agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 6.1(b), (c), (g), or (h); provided, however, that
Parent, Borrower, or any of Borrower's Subsidiaries may directly or indirectly amend, modify, alter, increase, or change any of the terms of conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 6.1(b), (c), or (h) so long as
(A) such amendment, modification, alteration, increase or change does not result in an increase in the principal amount of such Indebtedness, (B) after giving effect to such proposed amendment, modification, alteration, increase or change, the interest rate with respect to such Indebtedness is consistent with market terms then existing, (C) such amendment, modification, alteration, increase or change does not result in a shortening of the average weighted maturity of such
Indebtedness (provided, however, that such amendment, modification, alteration, increase or change may result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended so long as the maturity for all of the principal that is due in respect of such Indebtedness is a date that is at least 1 year after the Maturity Date), (D) if the Indebtedness that is the subject of such amendment, modification, alteration, increase or change was subordinated in right of payment to the Obligations, then after giving effect to such amendment, modification, alteration, increase or change, the subordination terms and conditions of such Indebtedness must be at least as favorable to the Lender Group as those that were applicable to the Indebtedness prior to such amendment, modification, alteration, increase or change, and (E)
the Indebtedness that is the subject of such amendment, modification, alteration, increase or change is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that is subject of such amendment, modification, alteration, increase or change.

     6.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     6.9 CONSIGNMENTS. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     6.10 DISTRIBUTIONS. Other than Permitted Distributions, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

     6.11 ACCOUNTING METHODS. Modify or change its fiscal year (other than as may be required to comply with GAAP and any other change so long as Parent and
Borrower maintain the same fiscal year) or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of
Parent's, Borrower's, or Borrower's Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Parent's, Borrower's, and Borrower's Subsidiaries' financial condition.

     6.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that none of Parent, Borrower, or any of Borrower's Subsidiaries shall have Permitted
Investments (other than in the Cash Management Accounts) in Deposit Accounts or
Securities Accounts at any securities intermediary or bank in an aggregate amount at any one time in excess of an amount equal to (i) $2,000,000 plus (ii)
solely for any 3 consecutive Business Days, deposits in Borrower's payroll
Deposit Account, unless Parent, Borrower, or Borrower's Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into
Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments; provided, further, that none of

                                      -34-

Parent, Borrower, or any of Borrower's Subsidiaries shall have Permitted
Investments in Deposit Accounts or Securities Accounts at Morgan Stanley DWC
Inc. or any of its Affiliates in an aggregate amount at any one time in excess of the Permitted Morgan Stanley Amount unless Parent, Borrower, or Borrower's
Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted
Investments. Subject to the foregoing proviso, neither Parent nor Borrower shall and Borrower shall not permit its Subsidiaries to establish or maintain any
Deposit Account or Securities Account unless Agent shall have received a Control
Agreement in respect of such Deposit Account or Securities Account.

     6.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction (including the payment of any management fees)
with any Affiliate of Borrower except for:

          (a) transactions that (i) are in the ordinary course of Borrower's business, (ii) are upon fair and reasonable terms, (iii) if they involve one or more payments by Parent, Borrower, or Borrower's Subsidiaries in excess of
$250,000, are fully disclosed to Agent, and (iv) are no less favorable to
Parent, Borrower, or Borrower's Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate,

          (b) without duplication, any Permitted Intercompany Advance, any
Permitted Distribution, any Permitted Merger, the transactions contemplated by the Subordinated Documents, and any guarantee of Indebtedness permitted by
Sections 6.1(a), (b), (c), (d), (e), (f) or (g), so long as such guarantee benefits Borrower or any of Borrower's Subsidiaries, and

          (c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to (i) pay Mr. Lawrence Hershfield fair and reasonable compensation in connection with serving as a director on the Board of Directors or an officer of Parent or Borrower as determined by independent members (other than Mr. Lawrence Hershfield) of the Board of Directors, and (ii) pay Mr.
Randall L. Jenson fair and reasonable compensation in connection with serving as a director on the Board of Directors or an officer of Parent or Borrower as determined by independent members (other than Mr. Randall L. Jenson) of the
Board of Directors.

     6.14 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to fund distributions under the Plan of Reorganization, and (ii) to pay transactional fees, costs, and expenses incurred in connection with the Plan of Reorganization, this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its working capital and other lawful and permitted purposes.

     6.15 IRS TAX CLAIM INDEBTEDNESS. Modify or change the repayment plan with respect to the IRS Tax Claim Indebtedness set forth on Schedule 4.23 without the prior written consent of the Required Lenders.

     6.16 FINANCIAL COVENANTS.

          (a) Fail to maintain or achieve:

               (i) MINIMUM EBITDA. EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------

          Applicable Amount                     Applicable Period
--------------------------------------------------------------------------------
              $7,294,000                     For the 6 month period
                                              ending June 30, 2005
--------------------------------------------------------------------------------

                                      -35-

--------------------------------------------------------------------------------
             $25,175,000                     For the 9 month period
                                            ending September 30, 2005
--------------------------------------------------------------------------------
             $25,073,000                     For the 12 month period
                                            ending December 31, 2005
--------------------------------------------------------------------------------
             $25,000,000                     For the 12 month period
                                              ending March 31, 2006
--------------------------------------------------------------------------------
             $25,000,000                 For the 12 month period ending
                                             each quarter thereafter
--------------------------------------------------------------------------------

provided, however, that (A) if Excess Availability plus Qualified Cash exceeds
$70,000,000 at all times during the period from June 1, 2005 through June 30,
2005, EBITDA for the 6 month period ending June 30, 2005 solely for purposes of this Section 6.16(a)(i) will not be tested, (B) if Excess Availability plus
Qualified Cash exceeds $70,000,000 at all times during the period from September
1, 2005 through September 30, 2005, EBITDA for the 9 month period ending
September 30, 2005 solely for purposes of this Section 6.16(a)(i) will not be tested, (C) if Excess Availability plus Qualified Cash exceeds $70,000,000 at all times during the period from December 1, 2005 through December 31, 2005,
EBITDA for the 12 month period ending December 31, 2005 solely for purposes of this Section 6.16(a)(i) will not be tested, (D) if Excess Availability plus
Qualified Cash exceeds $70,000,000 at all times during the period from March 1,
2006 through March 31, 2006, EBITDA for the 12 month period ending March 31,
2006 solely for purposes of this Section 6.16(a)(i) will not be tested, and (E)
if Excess Availability plus Qualified Cash exceeds $70,000,000 at all times during the 30-day period immediately prior to the end of each quarter thereafter, EBITDA for the 12 month period ending on such quarter solely for purposes of this Section 6.16(a)(i) will not be tested; provided, further, however, that if Excess Availability plus Qualified Cash does not exceed
$70,000,000 at any time during any of the applicable periods specified above
(the "EBITDA Event"), EBITDA for all future periods will be tested whether or not Excess Availability plus Qualified Cash exceeds $70,000,000 at any time after the EBITDA Event.

               (ii) EXCESS AVAILABILITY PLUS QUALIFIED CASH. Solely with respect to Borrower and its Subsidiaries, Excess Availability plus Qualified Cash at all times of at least an amount equal to: (A) during the period from and after the execution and delivery of this Agreement up to (but not including) the date that is the first anniversary of the Closing Date, $50,000,000; and (B) from and including the date that is the first anniversary of the Closing Date up to (but not including) the Maturity Date, an amount equal to (x) $50,000,000, minus (y)
the aggregate amount of amortized payments and optional prepayments in respect of the Term Loan that have been made since the Closing Date.

          (b) Fail to maintain or achieve:

               (i) FIRST LIEN LEVERAGE RATIO. Solely with respect to Borrower and its Subsidiaries, a First Lien Leverage Ratio, measured on a quarter-end basis, of (i) not more than 1.75:1.00 during the period from the Closing Date up to (but excluding) the one year anniversary of the Closing Date, (ii) not more than 1.60:1.00 during the period from the one year anniversary of the Closing
Date up to (but excluding) the second year anniversary of the Closing Date, and
(iii) not more than 1.25:1.00 thereafter.

               (ii) TOTAL LEVERAGE RATIO. Solely with respect to Borrower and its Subsidiaries, a Total Leverage Ratio, measured on a quarter-end basis, of
(i) not more than 2.75:1.00 during the period from the Closing Date up to (but excluding) the one year anniversary of the Closing Date, (ii) not more than
2.60:1.00 during the period from the one year anniversary of the Closing Date up to (but excluding) the second year anniversary of the Closing Date, and (iii)
not more than 2.25:1.00 thereafter.

                                      -36-

7.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     7.1 If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal)
constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

     7.2 If Parent, Borrower, or any of Borrower's Subsidiaries:

          (a) fails to perform or observe any covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.5, 5.8, 5.12, 5.14, 5.16 through
5.19, and 6.1 through 6.8, 6.10, and 6.12 through 6.16 of this Agreement;

          (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.11, 5.15, 6.9, and 6.11 of
this Agreement and such failure continues for a period of 10 Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by
Agent; or

          (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents; in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section
7 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by
Agent;

     7.3 If any material portion of Parent's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Parent or the applicable Subsidiary;

     7.4 If an Insolvency Proceeding is commenced by Parent or any of its
Subsidiaries;

     7.5 If an Insolvency Proceeding is commenced against Parent or any of its
Subsidiaries and any of the following events occur: (a) Parent or such
Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent or any of its Subsidiaries, or (e) an order for relief shall have been issued or entered therein;

     7.6 If Parent or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     7.7 If one or more judgments, orders, or awards involving an aggregate amount of $1,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against Parent, Borrower, or any of Borrower's Subsidiaries or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or

                                      -37-

stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Parent, Borrower, or the applicable Subsidiary;

     7.8 If there is a default (after giving effect to any applicable grace period) in (a) any of the Second Lien Loan Documents, (b) any of the
Subordinated Documents, (c) the repayment of the obligations owed to the
Internal Revenue Service as set forth in the Plan of Reorganization and the related orders, (d) one or more agreements to which Parent or any of its
Subsidiaries is a party with one or more third Persons relative to Parent's,
Borrower's, or any of Borrower's Subsidiaries' Indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third
Person(s), irrespective of whether exercised, to accelerate the maturity of
Parent's, Borrower's, or the applicable Subsidiary's obligations thereunder, or
(e) one or more executory contracts or unexpired leases which are proposed to be assumed pursuant Article VI of the Plan of Reorganization (including any of those identified on Plan Exhibit A thereto) and which relate to any lease of real or personal property of any kind with a fair market value (individually or in the aggregate) of $1,000,000 or more, and any party thereto (other than the
Borrower) asserts in writing that a default has occurred with respect to any such agreement;

     7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered by Parent, Borrower, or any of Borrower's
Subsidiaries to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

     7.10 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an Insolvency Proceeding; provided, however, that if the obligation of a Subsidiary of the Borrower that has issued a Guaranty in favor of Agent is terminated in connection with the merger of such Subsidiary with and into Borrower pursuant to a Permitted Merger, the termination of such obligation will not constitute an Event of Default;

     7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

     7.12 Borrower shall at any time cease to be a Certificated Air Carrier;

     7.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Parent, Borrower, or Borrower's Subsidiaries, or a proceeding shall be commenced by Parent, Borrower, or Borrower's Subsidiaries, or by any
Governmental Authority having jurisdiction over Parent, Borrower, or Borrower's
Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Parent, Borrower, or Borrower's Subsidiaries shall deny that Parent,
Borrower, or Borrower's Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

     7.14 (a) If Borrower, Parent, any of Borrower's Subsidiaries or any ERISA
Affiliate shall have made a complete or partial withdrawal from a Multiemployer
Plan, and, as a result of such complete or partial withdrawal, any of them incurs a withdrawal liability in a total amount exceeding $2,000,000 or, if less, an amount that could result in a Material Adverse Change; or if a
Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, Borrower's, Parent's, any of Borrower's Subsidiary's
or any ERISA Affiliate's total contribution requirement with respect to such
Multiemployer Plan exceeds $2,000,000 or, if less, an amount that could result in a Material Adverse Change;

                                      -38-

          (b) An ERISA Event has occurred with respect to a Benefit Plan and (i)
30 days thereafter, such ERISA Event (if correctable) shall not have been corrected, and (ii) the then current Unfunded Benefit Liability of such Benefit
Plan exceeds $300,000,000 or, if less, an amount that could result in a Material
Adverse Change (or, in the case of an ERISA Event involving liability under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 4971 or 4975 of the IRC, the liability is in excess of
$2,000,000 or, if less, an amount that could result in a Material Adverse
Change); or

          (c) The total projected benefit obligation of Borrower, Parent,
Borrower's Subsidiaries and all ERISA Affiliates, determined as of the close of any fiscal year of the Parent and in accordance with Financial Accounting
Standards Board Statement No.106 (without regard to continuation coverage required under Part 6 of subtitle B of Title I of ERISA or Section 4980B of the
IRC), for any post-employment or retiree health benefits, life insurance coverage, or any other welfare benefits exceeds $70,000,000 or, if less, an amount that could result in a Material Adverse Change.

8.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

     8.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand, except as required by law) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required
Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

          (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of
Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the
Obligations;

          (d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the
Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

     8.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.   TAXES AND EXPENSES.

                                      -39-

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a)
make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this
Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.  WAIVERS; INDEMNIFICATION.

     10.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the
Lender Group on which Borrower may in any way be liable, except for such of the foregoing which Agent has expressly agreed to provide under this Agreement or any of the other Loan Documents.

     10.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the
Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     10.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the
Agent-Related Persons, and the Lender-Related Persons (each, an "Indemnified
Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent's, Borrower's, and
Borrower's Subsidiaries' compliance with the terms of the Loan Documents, and
(b) with respect to any investigation, litigation, or proceeding related to this
Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified
Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified
Person or relate to disputes between or among the Agent and the Lenders. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other
Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the
Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING
INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED
LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE

                                      -40-

OUT OF ANY NEGLIGENT (BUT NOT GROSSLY NEGLIGENT) ACT OR OMISSION OF SUCH
INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by
Parent, Borrower, or Agent to the other relating to this Agreement or any other
Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid)
shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

          If to Parent or          HAWAIIAN AIRLINES, INC.
          Borrower:                3375 Koapaka St., Ste. G-350
                                   Honolulu, Hawaii 96819
                                   Attn: Mark Dunkerly, Steve Jackson, and the
                                   General Counsel
                                   Fax No. 808-835-3690

          with copies to:          HAWAIIAN HOLDINGS, INC.
                                   12730 High Bluff Drive, Suite 180
                                   San Diego, CA 92130
                                   Attn: Lawrence Hershfield
                                   Fax No. 858-523-1899

          and:                     DECHERT LLP
                                   30 Rockefeller Plaza
                                   New York, NY 10112
                                   Attn: Charles Weissman, Esq.
                                   Fax No. 212-698-3599

          If to Agent:             WELLS FARGO FOOTHILL, INC.
                                   2450 Colorado Avenue
                                   Suite 3000 West
                                   Santa Monica, California 90404
                                   Attn: Business Finance Division Manager
                                   Fax No.: 310-453-7413

          with copies to:          PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                   515 S. Flower Street
                                   Twenty-fifth Floor
                                   Los Angeles, California  90071
                                   Attn: John Francis Hilson, Esq.
                                   Fax No.: 213-627-0705

          Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the
Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt

                                      -41-

or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
(UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT
OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT
HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH
RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR
THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN
CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND
LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW,
FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED,
HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER
PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION
WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER
PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO
THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE
DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY
PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(B).

          (c) BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR
ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED
THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL
OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER
GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND
VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL
COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A
WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     13.1 ASSIGNMENTS AND PARTICIPATIONS.

          (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable portion of all, of the Obligations, the Commitments and the other rights and obligations of such
Lender hereunder and under the other Loan Documents, in a minimum amount of
$5,000,000 (except that such minimum amount shall not apply to an Affiliate of a
Lender or to a Related Fund); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning
Lender

                                      -42-

of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender, or (y) the assignee is an Affiliate (other than individual(s)) of a Lender or a Related Fund.

          (b) From and after the date that Agent notifies the assigning Lender
(with a copy to Borrower) that it has received an executed Assignment and
Acceptance, if applicable, and payment of the required processing fee, (i) the
Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and
Acceptance, shall have the rights and obligations of a Lender under the Loan
Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among
Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning
Lender's obligations under Article 15 and Section 16.7 of this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this
Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of
Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3)
such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and
Acceptance, (4) such Assignee will, independently and without reliance upon
Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5)
such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such
Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to
Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan
Documents; provided, however, that (i) the Originating Lender shall remain a
"Lender" for all purposes of this Agreement and the other Loan Documents and the
Participant receiving the participating interest in the Obligations, the
Commitments, and the other rights and interests of the Originating Lender hereunder shall not

                                      -43-

constitute a "Lender" hereunder or under the other Loan Documents and the obligations of the Originating Lender, the Parent, and the Borrower under this
Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower,
Agent, and the Lenders shall continue to deal solely and directly with the
Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan
Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a
Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent,
Borrower, the Collections of Parent, Borrower, or Borrower's Subsidiaries, the
Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 16.7, disclose all documents and information which it now or hereafter may have relating to Parent, Borrower, and Borrower's Subsidiaries and their respective businesses.

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve
Bank in accordance with Regulation A of the Federal Reserve Bank or U.S.
Treasury Regulation 31 CFR ss.203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (h) Agent (on behalf of Borrower) shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan held by such Lender. Other than in connection with an assignment by a Lender of all or any portion of its Term Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered
Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the
Register (and each Registered Note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the Registered
Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the
Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such
Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the
Registered Note, if any evidencing the same), Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its

                                      -44-

Term Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a register comparable to the Register.

          (i) In the event that a Lender sells participations in a Registered
Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A
Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide).
Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     13.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to
Section 13.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

14.  AMENDMENTS; WAIVERS.

     14.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and
Borrower, do any of the following:

          (a) increase or extend any Commitment of any Lender,

          (b) postpone or delay any date fixed by this Agreement or any other
Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

          (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

          (d) change the Pro Rata Share that is required to take any action hereunder,

          (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

          (f) other than as permitted by Section 15.12, release Agent's Lien in and to any of the Collateral,

          (g) change the definition of "Required Lenders" or "Pro Rata Share",

          (h) contractually subordinate any of the Agent's Liens,

          (i) release Borrower or any Guarantor from any obligation for the payment of money,

          (j) change the definition of Borrowing Base or the definitions of
Eligible Accounts, Eligible Spare Parts, Maximum Revolver Amount, Term Loan
Amount, or change Section 2.1(b), or

                                      -45-

          (k) amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing
Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender
Group among themselves, and that does not affect the rights or obligations of
Borrower, shall not require consent by or the agreement of Borrower.

     14.2 REPLACEMENT OF HOLDOUT LENDER.

          (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the
Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

          (b) Prior to the effective date of such replacement, the Holdout
Lender and each Replacement Lender shall execute and deliver an Assignment and
Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the
Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the
Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the
Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk
Participation Liability of such Letter of Credit.

     14.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan
Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by
Agent or any Lender on any occasion shall affect or diminish Agent's and each
Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this
Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.  AGENT; THE LENDER GROUP.

     15.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan
Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan
Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.11(a)) are solely for the benefit of Agent, and the Lenders, and Parent, Borrower, and
Borrower's Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any

                                      -46-

other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word
"Agent" is for convenience only, that WFF is merely the representative of the
Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to
Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent, Borrower, and
Borrower's Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent, Borrower, and Borrower's Subsidiaries
as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent, Borrower, and Borrower's
Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the
Collateral, the Collections of Parent, Borrower, and Borrower's Subsidiaries, or
otherwise related to any of same as provided in the Loan Documents, and (g)
incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     15.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this
Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     15.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Parent, Borrower, or any
Subsidiary of Borrower or Affiliate of Parent or Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of
Parent, Borrower or the books or records or properties of any of Borrower's
Subsidiaries or Affiliates of Parent or Borrower.

     15.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any
Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing

                                      -47-

or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan
Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     15.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless
Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of
Default, such Lender promptly shall notify the other Lenders and Agent of such
Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     15.6 CREDIT DECISION. Each Lender acknowledges that none of the
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent,
Borrower, Borrower's Subsidiaries, and Parent's and Borrower's or Affiliates,
shall be deemed to constitute any representation or warranty by any
Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any
Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related
Persons.

     15.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the
Collections of Parent, Borrower, and Borrower's Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to

                                      -48-

Lenders. In the event Agent is not reimbursed for such costs and expenses by
Parent, Borrower, or Borrower's Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender's Pro Rata Share thereof.
Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of
Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified
Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting
Lender in failing to make an Advance or other extension of credit hereunder.
Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses
(including attorneys, accountants, advisors, and consultants fees and expenses)
incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     15.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent, Borrower, and
Borrower's Subsidiaries and Affiliates and any other Person party to any Loan
Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its
Affiliates may receive information regarding Parent, Borrower, or Borrower's
Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

     15.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the
Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace
Agent with a successor Agent from among the Lenders. So long as no Event of
Default has occurred and is continuing, any successor Agent must be satisfactory to Borrower; provided, however, that the Borrower's right to approve a successor
Agent pursuant to this sentence shall not in any manner affect the right of
Agent to resign pursuant to the first sentence of this Section 15.9. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring
Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of
Agent hereunder until such time, if any, as the Lenders appoint a successor
Agent as provided for above.

     15.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent,
Borrower,

                                      -49-

Borrower's Subsidiaries, and Parent's and Borrower's Affiliates and any other
Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group.
The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent, Borrower, or Parent's or Borrower's Affiliates and any other
Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Protective Advances,
Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of
Agent.

     15.11 WITHHOLDING TAXES.

          (a) All payments made by Borrower hereunder or under any note or other
Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 15.11(a). "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any franchise tax and tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed,
Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this
Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any
Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable (i) results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction), (ii) results from an obligation by Agent or such Lender to withhold, deduct, or pay such amount that existed prior to the date that Agent or such Lender became a party to this Agreement, or (iii) results from such
Lender's failure to comply with the provisions of Section 15.11(b). Borrower will furnish to Agent as promptly as possible after the date the payment of any
Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

          (b) If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent:

               (i) if such Lender claims an exemption from United States
withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower
(within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4)
of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

               (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

               (iii) if such Lender claims that interest paid under this
Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such

                                      -50-

Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower; or;

               (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (c) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of
Agent and Borrower, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (d) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's documentation provided pursuant to Sections 15.11(b) or 15.11(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 15.11 (b) or 15.11(c), if applicable.

          (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b)
or (c) of this Section 15.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (f) If the IRS or any other Governmental Authority of the United
States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify
Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     15.12 COLLATERAL MATTERS.

          (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Parent,

                                      -51-

Borrower, or Borrower's Subsidiaries owned no interest at the time the Agent's
Lien was granted nor at any time thereafter, or (iv) constituting property leased to Parent, Borrower, or Borrower's Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z)
otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12;
provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released)
upon (or obligations of Borrower in respect of) all interests retained by
Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that
Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     15.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

          (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the
Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the
Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to
Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     15.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify

                                      -52-

Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     15.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

     15.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan
Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     15.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY
LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Parent's, Borrower, and Borrower's
Subsidiaries' books and records, as well as on representations of Parent's personnel,

          (d) agrees to keep all Reports and other material, non-public information regarding Parent, Borrower, and Borrower's Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.7, and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other
Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying
Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold
Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts
(including, attorneys fees and costs) incurred by Agent and any such other
Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of
Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that
Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such
Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such

                                      -53-

Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     15.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the
Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint)
obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective
Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other
Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No
Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     15.19 INTERCREDITOR AGREEMENT. Each Lender hereunder (i) acknowledges that it has received a copy of the Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the
Intercreditor Agreement and (iii) authorizes and instructs Agent to enter into the Intercreditor Agreement as agent and on behalf of such Lender. Nothing contained in the Intercreditor Agreement, this Agreement or elsewhere in any of the other Loan Documents is intended to or shall impair, as between the Borrower and the Guarantors, on the one hand, and any member of the Lender Group, on the other hand, the obligation of the Borrower and each Guarantor, which is absolute and unconditional, to pay to the such member prompt payment in full, when due or declared due, whether at maturity, acceleration, call for redemption or otherwise, and at all such times, of any and all amounts owed by the Borrower with respect to the Obligations, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower or any Guarantor (other than the Second Lien Agent and the Second Lien Lenders), nor shall anything herein or therein afford the Borrower or any Guarantor any right or power to contest the
Agent's or any Lender's exercise of any and all remedies otherwise permitted by applicable law upon default under this Agreement or the other Loan Documents.

16.  GENERAL PROVISIONS.

     16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this
Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                                      -54-

     16.5 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender
Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable
Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.7 CONFIDENTIALITY. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding
Parent, Borrower, and Borrower's Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the
Lenders in a confidential manner, and shall not be disclosed by Agent and the
Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group who need such information in connection with their work, (b) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.7, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Parent, Borrower, or
Borrower's Subsidiaries or as requested or required by any Governmental
Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g)
in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.7 shall survive for 2 years after the payment in full of the Obligations.

     16.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     16.9 PUBLIC DISCLOSURE. Parent and Borrower agree that neither they nor any of their respective Affiliates will issue any press release or other public disclosure using the name of Agent, any Lender or any of their respective
Affiliates or Related Funds or referring to this Agreement or any other Loan
Document without the prior written consent of Agent or such Lender, except to the extent that Parent, Borrower or such Affiliate is required to do so under applicable law (in which event, Parent, Borrower or such Affiliate will consult with Agent or such Lender before issuing such press release or other public disclosure). Agent agrees that it will consult in advance with Borrower regarding the so-called "tombstone" (and the marketing

                                      -55-

materials related thereto) that is created and published for the purpose of announcing the financing transaction contemplated by this Agreement.

                          [Signature pages to follow.]

                                      -56-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                 HAWAIIAN HOLDINGS, INC., a Delaware corporation

                                 By: /s/ Randall L. Jenson
                                     -------------------------------------------
                                 Title: Chief Financial Officer, Treasurer and
                                        Secretary
                                        ----------------------------------------

                                 HAWAIIAN AIRLINES, INC., a Delaware corporation

                                 By: /s/ Stephen Jackson
                                     -------------------------------------------
                                 Title: Senior Vice President, Chief Financial
                                        Officer and Treasurer
                                        ----------------------------------------

                                 WELLS FARGO FOOTHILL, INC.,
                                 a California corporation, as Agent and
                                 as a Lender

                                 By: /s/ Anna M. Suarez
                                     -------------------------------------------
                                 Title: Vice President - Underwriting
                                        ----------------------------------------

                                 D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
                                 a Delaware limited partnership

                                 By: D.B. Zwirn Partners, LLC,
                                     its general partner

                                 By: Zwirn Holdings, LLC,
                                     its managing member

                                 By: /s/ Perry A. Gruss
                                     -------------------------------------------
                                 Title:

                                 BERNARD NATIONAL LOAN INVESTORS, LTD.,
                                 a Cayman Islands company

                                 By: Bernard Capital Funding, LLC
                                     its Investment Advisor

                                 By: /s/ Perry A. Gruss
                                     -------------------------------------------
                                 Title:

                                -----------------

                                                                            Page
                                                                            ----

     2.6   Interest Rates and Letter of Credit Fee:

                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

     4.6   Inventory Records..................................................20

     4.7   State of Incorporation; Location of Chief Executive Office;

                                      -ii-

                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

                                      -iii-

                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

     15.17  Field Audits and Examination Reports; Confidentiality;

                                      -iv-

                                -----------------

                                                                            Page
                                                                            ----

                             EXHIBITS AND SCHEDULES

Exhibit A-1            Form of Assignment and Acceptance
Exhibit B-1            Form of Borrowing Base Certificate
Exhibit C-1            Form of Compliance Certificate
Exhibit E-1            Form of Engine and Spare Parts Security Agreement
Exhibit G-1            Form of Guaranty
Exhibit I-1            Form of Intercompany Subordination Agreement
Exhibit L-1            Form of LIBOR Notice
Exhibit S-1            Form of Security Agreement

Schedule A-1           Agent's Account
Schedule A-2           Authorized Persons
Schedule C-1           Commitments
Schedule D-1           Designated Account
Schedule E-1           Eligible Spare Parts Located at LAX
Schedule P-1           Permitted Liens

Schedule 1.1           Definitions
Schedule 2.7(a)        Cash Management Banks
Schedule 2.7(c)        Credit Card Processors
Schedule 3.1           Conditions Precedent
Schedule 4.3           Locations of Spare Parts
Schedule 4.4           Locations of Equipment (other than Spare Parts)
Schedule 4.7(a)        States of Organization
Schedule 4.7(b)        Chief Executive Offices
Schedule 4.7(c)        Organizational Identification Numbers
Schedule 4.7(d)        Commercial Tort Claims
Schedule 4.8(c)        Capitalization of Borrower's Subsidiaries
Schedule 4.10          Litigation
Schedule 4.13          Employee Benefit Plans
Schedule 4.14          Environmental Matters
Schedule 4.15          Intellectual Property
Schedule 4.17          Deposit Accounts and Securities Accounts
Schedule 4.19          Permitted Indebtedness
Schedule 4.22          Slots, Gates, and Routes
Schedule 4.23          IRS Tax Claim Indebtedness Repayment Plan
Schedule 5.2           Collateral Reporting
Schedule 5.3           Financial Statements, Reports, Certificates